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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-88430) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22419) of Associated Estates Realty Corporation of our report dated May 8, 1997 relating to the statements of revenue and certain expenses of each of the Selected Acquisition Properties, as defined, which appears in the current report on Form 8-K of Associated Estates Realty Corporation dated February 6, 1997.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Cleveland, Ohio
July 1, 1997